UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2024

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Alkami Technology, Inc. is filing this Amendment No. 1 (the “Amended Report”) to its Current Report on Form 8-K filed on July 2, 2024 (the “Original Report”) for the sole purpose of correcting a typographical error contained in Item 1.01. The Company disclosed that “(iv) modifies certain existing covenants including increasing the minimum trailing four quarters free cash flow requirement to $25,000,000”. This Amended Report corrects this presentation within Item 1.01 to “(iv) modifies certain existing covenants including increasing the minimum trailing four quarters free cash flow requirement to ($25,000,000)”. This Amended Report does not otherwise change or update the disclosures set forth in the Original Report.

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2024, the Company entered into a Second Amendment (the “Amendment”) to the Company’s Amended and Restated Credit Agreement dated as of April 29, 2022 (the “Credit Agreement”), with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as Administrative Agent, and the other lenders party thereto.

The Amendment, among other things, (i) extends the maturity date of the revolving commitment April 29, 2026 to April 29, 2027, (ii) increases the amount of the revolving loan commitment by $65,000,000, for a total revolving commitment of $125,000,000, (iii) increases the accordion feature from $50,000,000 to $100,000,000 of funds available to request, (iv) modifies certain existing covenants including increasing the minimum trailing four quarters free cash flow requirement to $(25,000,000), and (v) for any fiscal quarter ending after the Financial Covenant Trigger Date (which has been extended to April 28, 2026 or such earlier date as designated by the Company), replaces compliance with a fixed charge coverage ratio with compliance of a minimum interest coverage ratio of 3.0x.

Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect. The material terms of the Credit Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022 as amended by that certain First Amendment to the Company’s Amended and Restated Credit Agreement dated as of June 27, 2023 (and described in the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2023).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is included as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1*
Second Amendment to Amended and Restated Credit Agreement, among Alkami Technology, Inc., as the Borrower, the several Lenders from time to time party thereto and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as Administrative Agent, Issuing Lender and Swingline Lender, dated as of July 1, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkami Technology, Inc.

Date:	July 03, 2024	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer